Exhibit 99.1
Republic Property Trust Reports 2007 Second Quarter Results
Herndon, VA, August 6, 2007 – Republic Property Trust (the “Company”, the “Trust”, or “Republic”) (NYSE: RPB), a self-administered and self-managed real estate investment trust, today announced its results for the three months ended June 30, 2007. Net loss for the three months ended June 30, 2007 was $3.6 million and funds from operations (“FFO”) for the same period was $1.9 million.
Financial statements and exhibits included in this release reflect the results of the Company for the three months ended June 30, 2007 and 2006.
At June 30, 2007, the Company owned 13 operating properties, comprising 24 buildings, and one redevelopment project in the Greater Washington, D.C. metropolitan area, through its approximate 88% ownership in Republic Property Limited Partnership, its Operating Partnership.
Merger Agreement
On July 24, 2007, the Company announced that it has signed a definitive merger agreement to be acquired by Liberty Property Trust (“Liberty”) in an all cash transaction. The total consideration, based upon Republic’s outstanding mortgage debt as of March 31, 2007, is equal to approximately $850 million.
Under the terms of the merger agreement, Liberty will acquire all of Republic’s outstanding common shares for $14.70 per share in cash. The purchase price per share represents a 28% premium over Republic’s closing share price on July 23, 2007. Republic intends to continue to pay its regular quarterly cash dividends at a rate not in excess of $0.125 per common share until the closing of the merger transaction, with any distribution declaration date prohibited from being earlier than ten business days after the end of the applicable fiscal quarter.
Unitholders of Republic Property Limited Partnership, the operating entity through which Republic conducts all of its business and which owns all of Republic’s assets, will receive $14.70 per unit in cash.
Republic’s Board of Trustees approved the merger agreement and will recommend that Republic’s common shareholders approve the transaction. Completion of the transaction, which is currently expected to occur in the fourth quarter of 2007, is contingent upon customary closing conditions and the approval of Republic’s shareholders, who will be asked to vote on the proposed transaction. The transaction is not contingent on receipt of financing by Liberty. Neither Republic’s management nor its trustees are participants in the buying group.

Mark R. Keller, Chief Executive Officer of Republic Property Trust, said, “We recently announced that our board of trustees has approved the merger of Republic Property Trust with Liberty Property Trust. I am proud of the value that Republic has created for its shareholders and would like to thank those shareholders who stood behind us and supported our efforts along the way.” Mr. Keller added, “Liberty is an exceptional company and we believe that our portfolio offers them a singular opportunity to create a strong foothold in the Washington, D.C. market.”
Financial Results
Net loss for the 2007 second quarter was $3.6 million, compared to net loss of $0.2 million for the same period in 2006.
Comparability between periods was impacted by changes in the portfolio during the period. The Company acquired WillowWood I and II in May 2006, Republic Park 8 in September 2006 and the Company’s redevelopment project, 1129 20th Street, NW in February 2007. The remaining ten properties in the portfolio were owned at all times during each of the 2007 and 2006 second quarters.
Other significant changes in results occurred due to the following factors:
•	Management and development fees are primarily related to the fee revenue the Company earned from the various management and development agreements contributed by related parties in connection with the initial public offering and formation transactions. In April 2007, the Company received a notice terminating the development and management services rights to provide fee-based development and management services with respect to the Company’s related party agreements. As a result of the termination of these agreements, the Company does not expect to have significant management and development fees, or the related costs, in the future. Management and development fees earned with respect to the contributed agreements amounted to $0.2 million for the period. These fees consist of management fees from Republic Square I, Portals I, II and III and asset management fees from Portals Development Associates, payroll reimbursements for employees performing these services and development fees from Portals III and Republic Square I and II. Included in management and development fees are $0.1 million relating to the construction and management of the build-out of a space for one of the Company’s tenants located at the Republic Building during the period. Costs amounting to $0.1 million relating to this revenue are reflected in cost of management and development fees. During the second quarter of 2006 the Company recorded $2.2 million in fees related to reimbursements for the City Center project located in West Palm Beach.

•	Cost of management and development fees include the costs associated with providing services under the Company’s management and development agreements. In April 2007, the Company received a notice terminating the development and management services rights to provide fee-based development and management services with respect to the Company’s related party agreements. As a result of the termination of these agreements, the Company does not expect to have significant costs of management and development fees in the future. The Company incurred $0.2 million in severance costs during the second quarter of 2007 related to the termination of employees associated with performing services under these agreements. Costs related to providing these services under the Company’s management and development agreements amounted to $0.3 million during the period and $0.8 million for the same period in 2006. The Company incurred $0.1 million of costs during the second quarter of 2007 related to the construction and management of the build-out of a space for one of the Company’s tenants located at the Republic Building. During the second quarter of 2006, the Company incurred $2.3 million in costs related to the City Center project located in West Palm Beach. The reimbursement of $2.2 million of these costs is included in management and development fees.

•	Real estate tax expense increased due to increased tax assessments across the portfolio.

•	Depreciation and amortization decreased as a result of tenants that have vacated several of the Company’s properties and, as a result, intangible assets were fully depreciated in 2006. Further, lower amortization of intangible management and development contracts occurred in 2007 due to the impairment of the majority of these agreements at the end of 2006.

•	General and administrative expenses increased primarily due to increased legal costs related to current litigation and the exploration of strategic alternatives. The litigation costs amounted to approximately $1.0 million and costs related to exploring strategic alternatives amounted to approximately $0.5 million in the second quarter of 2007.

•	Interest expense increased primarily due to financing Republic Park 1-7 in September 2006.
Net loss for the 2007 second quarter totaled $3.6 million, or $0.13 per share (basic and diluted). Weighted average shares outstanding for the quarter were approximately 26.1 million (basic and diluted). Weighted average shares and units outstanding for the quarter were approximately 29.5 million (basic and diluted).
FFO for the 2007 second quarter totaled $1.9 million, or $0.07 per share, compared to $4.4 million, or $0.15 per share, for the comparable period in 2006. The changes in FFO between periods are driven by the same factors driving the changes in the Company’s net results as discussed above. A reconciliation of FFO and FFO per share to net loss and net loss per share, the comparable GAAP financial measures, can be found later in this release.
These reported results are unaudited, and there can be no assurance that the results will not vary from the final information for the quarter ended June 30, 2007. However, in management’s opinion, all adjustments considered necessary for a fair presentation of these reported results have been made.
Recent Activity
In April 2007, the Company received a notice terminating the development and management services rights to provide fee-based development and management services with respect to the Company’s related party agreements. As a result of the termination of these agreements, the Company does not expect to have significant management and development fees, or the related costs, in the future.

On May 29, 2007, Republic Property Limited Partnership (“RPLP”, Republic Property Trust’s operating partnership) (i) re-tendered a lease (“Lease”) to 25 Massachusetts Avenue Property LLC (the “Owner”) for certain space at Republic Square I (the “Property”) and (ii) exercised its exclusive option to purchase the fee interest in the Property pursuant to the Option Agreement among the Owner, 660 North Capitol Street Property LLC and RPLP dated as of November 28, 2005 (the “Option Agreement”). On May 30, 2007, the Owner rejected the Lease and claimed that “there has been no effective exercise of the Option.” As previously disclosed, two of the Company’s founders and Trustees, Richard L. Kramer and Steven A. Grigg, currently control the Owner. As previously disclosed, Mark R. Keller, the Company’s Chief Executive Officer, holds an ownership interest in the Owner.
On July 10, 2007, the Company announced that it has expanded iDirect, Inc. (“iDirect”) at Presidents Park I for approximately 18,000 square feet (“Expansion Space”). iDirect already occupies approximately 43,000 square feet at Presidents Park II. The Company anticipates that iDirect will occupy 11,000 square feet of the Expansion Space in September 2007 and the balance of the Expansion Space in June 2008. The Expansion Space is coterminous with iDirect’s existing lease at Presidents Park II that expires on August 31, 2014.
Distributions and Other Matters
A quarterly cash distribution of $0.125 per common share for the second quarter of 2007 will be paid on August 17, 2007 to shareholders of record on August 3, 2007.
Supplemental Information
The Supplemental Package providing further information regarding the Company’s results of operations, its properties and tenants will be available on the Company’s website.
About Republic Property Trust
Republic Property Trust is a fully-integrated, self-administered and self-managed real estate investment trust formed to own, operate, acquire, lease and develop primarily Class A office properties. The Company’s current portfolio is focused in the Washington, D.C. metropolitan, or Greater Washington, D.C., market.
Non-GAAP Financial Measures
The Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found later in this release and in the Company’s Supplemental Information.

Safe Harbor
Various statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “strategy”, “plan”, “project”, “believe”, “anticipate”, “intend”, “should”, “will”, “expect”, “estimate”, and similar expressions identify these forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to differ materially from historical results or from any results expressed or implied by these forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; the Company’s ability to pay its estimated distribution at its current rate; the outcome of material litigation; the impact of potential management changes; the Company’s ability to acquire its options properties; the outcome of the merger with Liberty Property Trust or any other strategic alternative course of action; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by it from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which discusses these and other factors that could adversely affect the Company’s results. The Company does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.
Additional Information About the Merger and Where to Find It
This communication is being made in respect of the proposed merger transactions involving the Trust. The Trust will file a proxy statement with the SEC in connection with the merger. The Trust urges investors, shareholders and unitholders to read the proxy statement when it becomes available and any other relevant documents filed by the Trust with the SEC because they will contain important information.
The final proxy statement will be mailed to the Trust’s shareholders. The proxy statement and other documents filed with the SEC will be available free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by the Trust will be available free of charge in the investor relations portion of the Trust’s website at www.rpbtrust.com, or by contacting the investor relations department of the Trust, telephone (703) 880-2900.
The Trust and certain of its trustees and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the merger. The names of the Trust’s trustees and executive officers and a description of their interests in the Trust is set forth in its Form 10-K/A, which was filed with the SEC on April 30, 2007. Investors, shareholders and unitholders can obtain updated information regarding the direct and indirect interests of the Trust’s trustees and executive officers in the merger by reading the proxy statement when it becomes available.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
For Further Information:
Republic Property Trust
Mike Green, 703-880-2900
MGreen@RPBTrust.com

Republic Property Trust — Supplemental Financial Data
Republic Property Trust
Consolidated Statements of Operations
For the Fiscal Quarters Ended June 30, 2007 and 2006

	Fiscal Quarter Ended June 30,
(Dollars in thousands except per share amounts)	2007	2006
Revenue
Rental income	$17,341	$13,939
Management and development fees and associated reimbursements	283	3,862

Total operating revenue	17,624	17,801

Expenses:
Real estate taxes	1,966	1,312
Property operating costs	3,322	2,510
Depreciation and amortization	5,976	4,997
Cost of management and development fees and associated reimbursements	574	3,070
General and administrative	3,883	2,299
Management and development agreement write-offs	—	181

Total operating expenses	15,721	14,369

Operating income	1,903	3,432

Other income and expense:
Interest income	90	148
Interest expense	(6,068)	(3,782)

Total other income and expense	(5,978)	(3,634)

Net loss before minority interest	(4,075)	(202)

Minority interest	480	24

Net loss	$(3,595)	$(178)

Basic and diluted loss per common share	$(0.13)	$(0.01)

Weighted average common shares outstanding basic and diluted (in millions)	26.1	26.0

Distributions declared per common share	$0.125	$0.206

Republic Property Trust — Supplemental Financial Data
(Continued)
Reconciliations of non-GAAP financial measures
The Company calculates FFO pursuant to the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company also adjusts for minority interests in its operating partnership. Accordingly, the FFO disclosed represents the operating partnership’s FFO. FFO and FFO per share are used by management, investors and industry analysts as a supplemental measure of operating performance of equity REITs. The most directly comparable GAAP measure for FFO is GAAP net income. Management believes that FFO and FFO per share are helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values historically rise or fall due to market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income, as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. Reconciliations of FFO to net loss and FFO per share to net loss per share are provided below.
Reconciliation of Funds From Operations (FFO) to Net Loss

	Fiscal Quarter ended
	June 30,
(Dollars in thousands)	2007	2006
Net loss	$(3,595)	$(178)

Minority interest	(480)	(24)
Real estate depreciation and amortization	5,946	4,589

Funds From Operations	$1,871	$4,387

Republic Property Trust — Supplemental Financial Data
(Continued)
Reconciliation of FFO per share to Net Loss per share

	Fiscal Quarter ended
	June 30,
(Dollars in thousands)	2007	2006
Net loss per share	$(0.13)	$(0.01)
Real estate depreciation and amortization per share	0.20	0.16

Funds From Operations per Share	$0.07	$0.15